AMENDMENT NO. 3 TO

                           LOAN AND SECURITY AGREEMENT

                  This Amendment No. 3 to Loan and Security Agreement is made as of March 10, 2000 by and among each of the undersigned and amends that certain Loan and Security Agreement dated as of June 30, 1998, as previously amended by Amendment No. 1 to Loan and Security Agreement dated as of May 11, 1999, and
Amendment No. 2 to Loan Agreement dated as of September 30, 1999 (the "Loan Agreement"), by and among the financial institutions listed on the signature pages thereof as lenders (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America, National Association (formerly known as BankAmerica Business Credit, Inc.), a Delaware corporation, as agent for the Lenders (in its capacity as agent, the "Agent"), and Merisel Americas, Inc., a Delaware corporation (the "Borrower"). Capitalized terms used herein without definition have the meanings assigned thereto in the Loan Agreement.

                                    RECITALS

         A. The Borrower has requested that the Loan Agreement be amended and modified as provided herein, and certain proposed actions by the Borrower be consented to by the Agent and the Lenders, all as more fully described below.

         B. On the terms and subject to the conditions set forth in this Amendment, the Borrower, the Agent and the Lenders, have agreed to the amendments and waivers to the Loan Agreement as set forth below.

                                    AGREEMENT

         In  consideration   of  the  foregoing,   and  for  good  and  valuable
consideration, the receipt of which is hereby acknowledged, the undersigned hereby agree as follows:

                                    ARTICLE 1
              AMENDMENTS AND WAIVERS TO LOAN AND SECURITY AGREEMENT

         1.1 Amendment to the Definition of "Applicable Margin". The definition of "Applicable Margin" set forth in Section 1.1 of the Loan Agreement is hereby amended by deleting such definition in its entirety, and inserting in its place the following:

         "`Applicable Margin' means (i) with respect to Base Rate Revolving Loans, .75%; and (ii) with respect to LIBOR Revolving Loans, 3.00%."

         1.2 Capital Expenditures Definition. A new definition of "Capital Expenditures" is added to Section 1.1 of the Loan
                  Agreement as follows:

         "`Capital Expenditures' means expenditures of the Borrower to acquire fixed assets and improvements which should be capitalized in accordance with GAAP, excluding (i) such expenditures used to replace or repair assets that are financed with insurance proceeds, settlement proceeds or condemnation proceeds, (ii) assets purchased with the trade in of existing assets to the extent of the trade-in credit, and (iii) expenditures to replace certain assets sold, transferred or otherwise disposed of to the extent of the proceeds realized from such sale, transfer or disposition of such asset."

         1.3 Cash Flow Definition. A new definition of "Cash Flow" is added to Section 1.1 of the Loan Agreement as follows:


         "`Cash Flow' means, for any period, the total of (a) Consolidated Net Earnings for such period plus the sum of the following to the extent deducted in computing Consolidated Net Earnings for such period: (i) tax expense or provision for taxes, (ii) total interest expense net of interest income, (iii) total amortization expense, (iv) total depreciation expense, and (v) other non-cash expenses deducted in computing Consolidated Net Earnings, minus (b) total interest expense of the Borrower paid to Persons that are not Affiliates of the Borrower net of interest income of the Borrower in such period, minus (c) 80% of interest paid under the Indenture during such period, and minus (d) total Capital Expenditures in such period."

         1.4 Consolidated Net Earnings Definition. A new definition of "Consolidated Net Earnings" is added to Section 1.1 of the Loan Agreement as follows:

         "`Consolidated Net Earnings' means, with respect to any fiscal period of the Borrower, the Borrower's and its Subsidiaries' consolidated net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding (without duplication) any and all of the following included in such net income: (a) gain (net of any taxes paid or accrued for in accordance with GAAP) or loss arising from the sale of any capital assets; (b) gain (net of any deferred taxes liability accrued for in accordance with GAAP) arising from any write-up in the book value of any asset or loss arising from any write down of any asset (other than Inventory, Accounts or accounts payable);
         (c) earnings (net of any taxes paid or accrued for in  accordance  with
         GAAP) or losses of any corporation, substantially all the assets of which have been acquired by the Borrower in any pooling of interests transaction, to the extent realized by such other corporation prior to the date of acquisition; (d) earnings of any nonconsolidated business entity in which the Borrower has an ownership interest unless (and only to the extent) such earnings shall actually have been received by the Borrower in the form of cash distributions (net of any taxes paid or accrued for in accordance with GAAP); (e) earnings (net of any taxes paid or accrued for in accordance with GAAP) of any Person to which a substantial part of the assets of the Borrower shall have been sold, transferred or disposed of, or into which the Borrower shall have been merged, or which has been a party with the Borrower to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain (net of any taxes paid or accrued for in accordance with GAAP) or loss arising from the acquisition of debt or equity securities of the Borrower or from cancellation or forgiveness of debt; and (g) any other extraordinary non-recurring gains (net of any taxes paid or accrued for in accordance with GAAP) or losses (other than losses arising from any write down of Inventory, Accounts or accounts payable)."

         1.5 Amendment to the Definition of "Excluded Assets". The definition of "Excluded Assets" set forth in Section 1.1 of the Loan Agreement is hereby amended by deleting subpart (iv) of such definition in its entirety, and inserting in its place the following:

         "(iv) inventory which after the date of this Agreement becomes subject to agreements with vendors or floor plan creditors that prohibit the granting of an Agent's Lien on inventory sold by such vendor or financed by such floor plan creditor, provided that upon the Agent's receiving written notice from Borrower (by overnight mail or confirmed facsimile) of the entering into of any such agreement, the Agent's Lien in such inventory shall be released on the eleventh day following the Agent's receipt of such notice; provided that such release (and the exclusion from Inventory described in the preceding clause (iii) and this clause (iv)) shall only be for the period any such prohibition is in effect."

         1.6 Amendment to the Definition of "Interest Coverage Ratio". The definition of "Interest Coverage Ratio" set forth in Section 1.1 of the Loan Agreement is hereby amended by deleting such definition in its entirety, and inserting in its place the following:

         "`Interest Coverage Ratio' means, for any period, the ratio of (a) Consolidated Net Earnings for such period plus the sum of the following to the extent deducted in computing Consolidated Net Earnings: (i) tax expense or provision for taxes, (ii) total interest expense net of interest income, (iii) total amortization expense, (iv) total depreciation expense, and (v) other non-cash expenses deducted in computing Consolidated Net Earnings, over (b) total interest expense of the Borrower paid to Persons that are not Affiliates of the Borrower during such period (net of interest income) and 80% of interest paid under the Indenture during such period."

         1.7 Amendment to the Definition of "Inventory Mix Reserve Percentage". The definition of "Inventory Mix Reserve Percentage" set forth in Section 1.1 of the Loan Agreement is hereby amended by deleting such definition in its entirety, and inserting in its place the following:

         "`Inventory Mix Reserve Percentage' means the quotient, expressed as a percentage, of the following:

                                 1 - 80% *(OLV);
                                       50

         where OLV means the amount determined by the Agent as the realizable value of Eligible Inventory (expressed as a percentage of cost) calculated based on the methodology of the Dovetech, Inc. appraisal most recently submitted to Agent pursuant to Section 6.5; provided, however, that (i) the Inventory Mix Reserve Percentage shall be re-determined if, when the Borrowing Base Certificate for the prior fiscal month-end is delivered, the ratio of (x) the value of the Inventory described in clauses (iii) and (iv) of the definition of Excluded Assets to (y) the value of Eligible Inventory, first exceeds 10% of the value of Eligible Inventory and thereafter, when such ratio is (a) greater than or equal to the next highest integral multiple of 5% in excess of such ratio for the immediately preceding fiscal month and (b) less than or equal to the highest integral multiple of 5% that is less than such ratio for the immediately preceding fiscal month;
         (ii) as of the Closing Date, the Inventory Mix Reserve Percentage shall be 9.90%; and (iii) at no time shall the Inventory Mix Reserve Percentage be less than zero."

         1.8 Amendment to the Definition of "Permitted Liens". The definition of "Permitted Liens" set forth in Section 1.1 of the Loan Agreement is hereby amended by deleting subparagraph (g) of such definition in its entirety, and inserting in its place the following:

         "(g) Liens constituting vendor or floor plan creditor liens existing on the Closing Date (the Agent's Lien shall be junior to such Liens, provided that the applicable agreement between Borrower and the vendor or floor plan creditor thereof does not prohibit the granting of junior liens) and Liens created after the Closing Date on any inventory (including, without limitation, Inventory) in favor of such vendor thereof or floor plan creditor relating to such inventory securing the unpaid purchase price and amounts relating to such Inventory (including interest and fees) owing to such vendor or floor plan creditor; provided, however, that the Vendor Obligations and amounts of Inventory that at any relevant time are subject to the Liens described in this clause (g), shall be reflected on applicable Borrowing Base Certificates and that the Impaired Inventory Percentage shall not exceed 50%;"

         1.9 Property Definition. A new definition of "Property" is added to Section 1.1 of the Loan Agreement as follows:

         "`Property' means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible."

         1.10 Amendment to Letter of Credit Fee Section. Section 3.6 of the Loan Agreement is hereby amended by deleting such section in its entirety, and inserting in its place the following:

         "3.6 Letter of Credit Fee. The Borrower agrees to pay to the Agent, for the ratable account of the Lenders, for each Letter of Credit, a fee (the "Letter of Credit Fee") equal to 3.00% per annum of the undrawn face amount of each Letter of Credit issued for the Borrower's account at the Borrower's request, plus all reasonable out-of-pocket costs, fees and expenses incurred by the Agent in connection with the application for, issuance of, or amendment to any Letter of Credit, as such fees are determined according to Schedule 3.6. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remains outstanding. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. If any Event of Default occurs and is continuing and the Majority Lenders in their discretion so elect, then, while any Event of Default is outstanding, the Letter of Credit Fee shall be increased to the Default Rate."

         1.11 Amendment to Provision Regarding Appraisals. Section 6.5 of the Loan Agreement is hereby amended by deleting such section in its entirety, and inserting in its place the following:

         "6.5 Appraisals. Whenever a Default or Event of Default exists, and at such other times not more frequently than twice a year as the Agent requests (and, upon the Agent's request, at any one time after the Impaired Inventory Percentage exceeds (i) 25%; (ii) 35%; and (iii) 45%), the Borrower shall, at its expense and upon the Agent's request, provide the Agent with appraisals or updates thereof of any or all of the Collateral from an appraiser, and prepared on a basis, reasonably satisfactory to the Agent."

         1.12 Amendment to Collateral Reporting Requirements. Section 6.7 of the Loan Agreement is hereby amended by deleting such section in its entirety, and inserting in its place the following:

         "6.7 Collateral Reporting. The Borrower shall provide the Agent with the following documents at the following times in form reasonably satisfactory to the Agent: (a) on a weekly basis no later than the third Business Day of the following week, a Borrowing Base Certificate, a summary report listing on hand Inventory balances by vendor and accounts payable owing to any vendor or supplier who has a Lien on any Inventory, a summary report with such information as is included in the Borrower's currently produced report titled "Top Fifty Manufacturers

         Summary of Accounts Payable Owed" (such summary report shall specifically include all amounts owed and accounts payable to Compaq), summary Inventory reports by category (and, if requested by the Agent, additional detail thereof); (b) on a quarterly basis no later than the 45th day following the end of each fiscal quarter, a statement of the balance of each of the Intercompany Accounts; (c) upon the occurrence and during the continuance of an Event of Default, (i) as frequently as requested by the Agent, Borrowing Base certificates, and (ii) on a monthly basis (or more frequently if requested by the Agent), an aging of accounts payable which is aged by due date, an aging of Accounts reconciled against the previous month's aging and the Borrower's general ledger and copies of invoices and purchase orders as requested by the Agent; and (d) such other reports as to the Collateral of the Borrower as the Agent shall reasonably request from time to time. If any of the Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, the Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders. For the purposes of this Section 6.7, the word "month" shall mean "fiscal month.""


         1.13 Amendment to Financial Reporting Requirement. Section 7.2 of the Loan Agreement is hereby amended by adding a new subparagraph (k) to read as follows:

         "(k) On a quarterly basis no later than the 45th day following the end of each fiscal quarter, beginning with the fiscal quarter ended June 30, 2000, a quarterly consolidating financial report in a form acceptable to the Agent, setting forth certain unaudited financial information of the Parent and its Subsidiaries (with such changes to such exhibit as the Parent may adopt from time to time)."

         1.14 Amendment to Financial Reporting Requirement. Section 7.2 of the Loan Agreement is hereby amended by deleting subparagraph (b) in its entirety, and inserting in its place the following:

         "(b) As soon as available after the end of each fiscal month, a monthly financial report in substantially the form of Exhibit F (and, in any case, including the "key monthly business driver data"), setting forth certain unaudited financial information of the Parent and its Subsidiaries (with such changes to such Exhibit F as Parent may adopt from time to time)"

         1.15 Subsidiaries and Affiliates. Section 8.5 of the Loan Agreement is hereby amended by inserting the following at the end of such section:

         "The Borrower shall supplement Schedule 8.5 from time to time as new Subsidiaries of the Parent are created so long as such new Subsidiaries are otherwise permitted by the terms of this Agreement."

         1.16 Transactions with Affiliates. Section 9.15 of the Loan Agreement is hereby amended by (i) adding the following to clause (a) thereof: "and (vii) Guarantees permitted under Section 9.13(g) and (h)" and (ii) inserting a new clause (d) at the end of such section to read as follows:

         "(d) so long as such transactions are related to the ongoing businesses and activities of Merisel Open Computing Alliance, Inc. or the Borrower and its Subsidiaries, the Borrower and its Subsidiaries may in the ordinary course of business (i) sell Inventory and inventory to the extent permitted under Section 1.23 of the Third Amendment to this Agreement, (ii) make loans or advances to, or receive loans or advances from, Merisel Open Computing Alliance, Inc. on a day to day basis so long as such transactions are done solely to meet such entities' short-term cash flow needs; and (iii) provide services, facilities or equipment to, or receive services, facilities or equipment from, Merisel Open Computing Alliance, Inc. (and may receive fees and pay fees corresponding to such services, facilities or equipment), which services may include, without limitation, provision of personnel."

         1.17 Addition of Cash Flow Covenant. Section 9.20 of the Loan Agreement (which was Intentionally Omitted) is hereby amended by deleting such section in its entirety, and inserting in its place the following:

         "9.20 Cash Flow. The Borrower will maintain Cash Flow, determined as of the last day of the fiscal quarter, of not less than (i) ($15,000,000) for the quarter ending March 31, 2000 and (ii) ($20,500,000) for the period of two consecutive fiscal quarters ending June 30, 2000."

         1.18 Amendment to Certain Financial Covenants. Sections 9.22 and 9.23 of the Loan Agreement are hereby amended, effective as of December 31, 1999, by deleting such sections in their entirety, and inserting in their place the following:

         "9.22 Capital Expenditures. Neither the Parent nor the Borrower, nor any of their Subsidiaries, shall, commencing with Fiscal Year 2000, make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures (net of proceeds from sales of fixed assets) by such parties on a consolidated basis would exceed (i) $25,000,000 for any Fiscal Year or (ii) $7,500,000 for any fiscal quarter.

         "9.23 Interest Coverage Ratio. For the fiscal periods set forth below, the Borrower will maintain an Interest Coverage Ratio in the amount set forth opposite such fiscal period:


           Fiscal Period                                          Ratio

         Quarter ending September 30, 2000                        1.00 to 1.00
         Quarter ending December 31, 2000                         1.10 to 1.00
         Each quarter ending thereafter                           1.10 to 1.00"

         1.19 Amendment to Schedule 8.5. The Agent and the Borrower hereby agree that Schedule 8.5 to the Loan Agreement is hereby supplemented by adding the following:

         "The Borrower owns all of the outstanding equity interests of Merisel Open Computing Alliance, Inc.; provided that such equity interest may, at the Borrower's discretion, be distributed to the Parent."

         1.20 Waiver of Defaults. The Agent and the Lenders hereby waive, effective as of the end of the Borrower's 1999 Fiscal Year and as of the end of the Borrower's 1999 fiscal fourth quarter, the potential Defaults or Events of Default existing under the Loan Agreement by reason of the failure of the Borrower to be in compliance with the requirements of Sections 9.22 and 9.23 of the Loan Agreement as of such dates (as such sections were in effect at the end of the Borrower's 1999 Fiscal Year and without giving effect to the modifications to such sections in this Amendment). Nothing contained herein shall constitute a waiver of any other Event of Default, whether or not the same are known to the Agent or any of the Lenders at the date hereof, or constitute any agreement to waive the same or other Events of Default at any other time in the future.

         1.21 Waiver to Covenants and Representations. The Agent and the Lenders hereby waive compliance with any representation, warranty, or covenant under Articles 6, 7, 8 or 9 of the Loan Agreement and any Default or Event of Default under Article 11 of the Loan Agreement, to the extent the Borrower would breach such representation, warranty or covenant or create a Default or Event of Default in consummating or effectuating the Borrower's proposal to split its "Merisel Open Computing Alliance" division into a new wholly owned subsidiary, as such transaction is described in the written summary attached hereto as Exhibit A (the "MOCA Transaction").

         1.22 Consent to MOCA Transaction. The Agent and the Lenders hereby approve of and consent to the MOCA Transaction and the transfer by the Borrower of that portion of its Inventory which relates solely to the products of Sun Microsystems (the "Transferred Inventory") to Merisel Open Computing Alliance, Inc. ("MOCA"). The Agent and the Lenders hereby agree to release, and to execute and deliver such instruments or agreements as may be necessary to effect such release, the Lenders' security interest in the Transferred Inventory, provided that such release of the Transferred Inventory will not, under the Loan
Agreement, cause the Aggregate Revolver Outstanding to exceed the Availability (with the Availability for purposes of this sentence calculated as if (i) the Aggregate Revolver Outstanding were zero and (ii) the Transferred Inventory were excluded from the Borrowing Base).

         1.23 Consent to Periodic Transfer of Inventory to MOCA. The Agent and the Lenders hereby approve of and consent to sales by the Borrower to MOCA, from time to time, of Inventory and inventory which is to be sold by MOCA in its ordinary course of business; provided that the terms of such sales provide for amounts due to be paid within 30 days from the time such Inventory and inventory is sold (unless: (i) MOCA is in default under any agreement with General Electric Capital Corporation relating to the securitization of its assets or
(ii) such sale of any such Inventory or inventory will cause the Availability (calculated without regard to the Maximum Revolver Amount) to be less than $50,000,000.00, in which case such sales must be on a cash basis). Upon any such sales, the Agent's and the Lenders' Liens on such sold Inventory shall be released.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

         The Borrower warrants and represents to the Agent and the Lenders that:

         2.1 Representations and Warranties True and Correct. The representations and warranties contained in the Loan Agreement and the other Loan Documents are correct in all material respects on and as of the date hereof after giving effect to this Amendment (except representations and warranties which are made as of a specified date shall only be required to be true and correct in all material respects as of such specified date).

         2.2 No Default or Event of Default. No event has occurred and is continuing which constitutes a Default or an Event of Default after giving effect to this Amendment.

         2.3 Corporate Authority; No Breach. The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not (i) require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable,
(ii) contravene the terms of the Borrower's Certificate of Incorporation or bylaws, or (iii) conflict with, or result in any breach or contravention of, any other document to which the Borrower is a party or any order, injunction, writ or decree of any Governmental Authority to which the Borrower or its property is subject. The Loan Agreement as amended by this Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, without defense, counterclaim or offset, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

                                    ARTICLE 3
                                  MISCELLANEOUS

         3.1 Effective Date. This Amendment shall be effective as of the date when the Agent has received (i) a duly executed counterpart of this Amendment from the Borrower, (ii) a duly executed guaranty by the Parent in a form acceptable to the Agent in its sole discretion (the "Parent Guaranty"), (iii) a duly executed guaranty by MOCA in a form acceptable to the Agent in its sole discretion (the "MOCA Guaranty"), and (iv) a duly executed "Second Amendment to Fee Letter" (in a form acceptable to the Agent in its sole discretion) from the Borrower to the Agent dated as of the date hereof.

         3.2 Covenant Regarding Landlord Waiver. The Borrower covenants and agrees to use its reasonable best efforts to obtain and deliver to the Agent, no later than the 30th day following the execution of this Amendment, a duly executed landlord waiver in a form acceptable to the Agent in its sole discretion covering the property that the Borrower leases in Richmond, Virginia. The Borrower acknowledges and agrees that if such landlord waiver is not delivered to the Agent before the end of such 30-day period, then the Agent may at its discretion, pursuant to the provisions of the Loan Agreement, establish a reserve from Availability.

         3.3 No Other Waiver. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Loan Documents, nor constitute a waiver of any provisions of the Loan Documents.

         3.4 Governing Law. This Amendment is to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.

         3.5 Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective successors and assigns.

         3.6 Entire Agreement. This Amendment, together with the Loan Agreement and the other Loan Documents, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein, and cannot be amended, modified or supplemented except by an instrument in writing executed by each party hereto. This Amendment supersedes all prior drafts and communications between the parties with respect to the subject matter addressed herein.

         3.7 Severability. If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Loan Agreement, respectively.

         3.8 Costs and Expenses; Further Assurances. Without limiting any provisions of any of the Loan Documents: (i) the Borrower agrees to pay on demand all costs and expenses of the Agent and the Lenders (including the reasonable costs (estimated at approximately $38,900) of that certain Collateral appraisal being conducted concurrently with the preparation of this Amendment) in connection with the preparation, execution, delivery and enforcement of this Amendment, including, without limitation, the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising Agent as to its rights and responsibilities hereunder; and (ii) the Borrower, the Agent and the Lenders agree to execute and deliver such instruments and documents and take such other action as shall be reasonably necessary or advisable in order to carry out the intent of this Amendment.

         3.9 References to Loan Agreement and Loan Documents. From and after the effectiveness of this Amendment, all references in the Loan Agreement to "this Agreement", "hereof", "herein", and similar terms shall mean and refer to the Loan Agreement as certain provisions thereof are amended or supplemented by this Amendment, and all references in other documents to the Loan Agreement shall mean such agreement as certain provisions thereof are amended or supplemented by this Amendment. From and after the effectiveness of this Amendment, the term "Loan Documents" (as defined in the Loan Agreement) shall include the Parent Guaranty and the MOCA Guaranty. The Loan Agreement and the other Loan Documents are hereby ratified and confirmed and, except as herein otherwise agreed, remain unmodified and in full force and effect.

         3.10 Counterparts. This Amendment may be executed in any number of counterparts, and by the Agent and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have entered into this Amendment on the date first above written.

                                   "BORROWER"

                                 Merisel Americas, Inc., a Delaware corporation



                      By:_______________________________________________________
                      Name:_____________________________________________________
                      Title:____________________________________________________

                      Address:             200 Continental Boulevard
                                           El Segundo, CA 90245
                      Telecopy No.:        (310) 615-1234



                                     "AGENT"

                      Bank of America,  National Association, as the Agent



                      By:_______________________________________________________
                      Name:_____________________________________________________
                      Title:____________________________________________________

                      Address:             40 East 52nd Street
                                           New York, New York 10022
                      Telecopy No.:        (212) 836-5167

                                    "LENDERS"

                      Bank of America, National Association, as a Lender



                      By:_______________________________________________________
                      Name:_____________________________________________________
                      Title:____________________________________________________

                      Address:             40 East 52nd Street
                                           New York, New York 10022
                      Telecopy No.:        (212) 836-5167



                      Congress Financial Corporation, as a Lender



                      By:_______________________________________________________
                      Name:_____________________________________________________
                      Title:____________________________________________________
                      Address:             ________________

                      Telecopy No.:        (___) ___________